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                                                                    EXHIBIT 99.3

News Release

                                                                  FOR RELEASE AT
                                                                     8:01 AM EDT
                                                         WEDNESDAY, JUNE 9, 2004
INVESTOR CONTACT:                                                MEDIA CONTACTS:
Mark Lamb                                                          Carrie Holmes
Director - Investor Relations                                      Onyx Software
(425) 519-4034                                           (425) 519-4096 (office)
markl@Onyx.com                                                  CARRIEH@ONYX.COM

                                                                   Mary Erickson
                                                            Reidy Communications
                                                                  (605) 325-3286
                                                    MARY@REIDYCOMMUNICATIONS.COM

               ROB TARKOFF JOINS ONYX SOFTWARE BOARD OF DIRECTORS

BELLEVUE, WA. -- Onyx(R) Software Corporation (NASDAQ: ONXS), a worldwide leader in successful customer relationship management (CRM), today announced that Rob Tarkoff, Executive Vice President and Chief Strategy Officer of Documentum, a division of EMC, has joined the Onyx Board of Directors.

"We are delighted to welcome Rob to Onyx Software's Board," said former Wells Fargo executive and Onyx board member Terri Dial. "Rob's background in helping organizations capitalize on growth opportunities will be beneficial to Onyx, our board and our customers. We're pleased he recognizes the opportunity Onyx has to enhance shareholder value, and we look forward to his contributions."

At Documentum, Tarkoff is responsible for corporate strategy, business development, alliances, channels, and strategic investments. Tarkoff oversaw all five of Documentum's most recent acquisitions as well as the sale of Documentum to EMC. In addition, Tarkoff has driven key relationships with BEA, Accenture, Adobe, as well as Documentum's application logo program and the development of its indirect channels.

"I am extremely excited to help Onyx drive its business to the next level" said Tarkoff. "I believe the combination of Onyx Software's products, customer base, and leadership team will provide an extremely strong foundation for the future."

Prior to Documentum, Tarkoff served as Senior Vice President of Business Development at Commerce One, Inc., where he sealed key strategic alliances with companies such as General Motors, Covisint, SAP AG, SAP Markets, and Microsoft Corporation. Prior to Commerce One, Tarkoff was an associate at Wilson Sonsini Goodrich &

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Rosati, the nation's leading technology law firm, serving as outside mergers and acquisitions counsel to Sun Microsystems, NEON Software, Baan Software, Infoseek Corporation, and as an advisor to investment banks such as Morgan Stanley and Goldman Sachs & Co. Prior to Wilson Sonsini, Rob served as financial analyst at the investment banking firm of Goldman, Sachs & Co.

Tarkoff has been a featured speaker at several enterprise content management forums and conferences, including most recently CIO Magazine's annual conference on data management in Australia, and the CIO Forum in Korea, which includes the top 125 CIO's for Korean corporations. In 2000, Tarkoff also sat on an advisory panel to the Federal Trade Commission on marketplace regulation in the b2b commerce market.

Tarkoff received a B.A., magna cum laude, in political science and economics, from Amherst College and a J.D., cum laude, from Harvard Law School.

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements, including statements about Onyx's growth opportunities and statements about the possibility of increased future shareholder value. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to the risk that our future operating results are lower than expected, the risk that our market share and stock price do not increase over time, and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the period ended March 31, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

ABOUT ONYX SOFTWARE

Onyx Software Corp. (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

                                       ###

      Onyx is a registered trademark of Onyx Software Corp. in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.